Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO THE INVESTMENT AGREEMENT

This FIRST AMENDMENT TO THE INVESTMENT AGREEMENT (this “Amendment”), dated as of September 29, 2021, is entered into by and between Root, Inc., a Delaware corporation (the “Company”), and Carvana Group, LLC, a Delaware limited liability company (the “Purchaser”). The Company and the Purchaser are collectively referred to herein as the “Parties” and each, a “Party”.

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Investment Agreement, dated as of August 11, 2021 (the “Investment Agreement”);

WHEREAS, Section 10 of the Investment Agreement provides that the Investment Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed by each of the parties to the Investment Agreement;

WHEREAS, the Parties wish to amend the Investment Agreement in the manner set forth in Section 10 of the Investment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment.

(a) Section 2.1 of the Investment Agreement is hereby amended and restated to read as follows:

(i) The closing of (i) the purchase by the Purchaser and issuance and sale by the Company of the Preferred Stock and (ii) the issuance by the Company of the Warrants to the Purchaser (the “Closing”) shall occur at 10:00 a.m., New York time, on the later of (a) the third (3rd) Business Day after the satisfaction or, to the extent permitted by Requirements of Law, written waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in Section 3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or, to the extent permitted by Requirements of Law, written waiver of those conditions) and (b) October 1, 2021. The date on which the Closing occurs is referred to as the “Closing Date.”

(b) Section 6.19 of the Investment Agreement is hereby amended and restated to read as follows:

(i) From and after the Closing, each party hereto (for the purposes of this Section 6.19, the “Receiving Party”) will, and will cause its Affiliates and its and their respective Representatives to, keep confidential any information (including oral, written and electronic information) concerning the other party hereto, its Subsidiaries or its Affiliates (for the purposes of this Section 6.19, the “Disclosing Party”) that may be furnished to the Receiving Party, its Affiliates or their respective Representatives by or on behalf of the Disclosing Party or any of its Representatives pursuant to (x) this Agreement, (y) the Confidentiality Agreement, effective as of July 10, 2018, by and between the an Affiliate of the Company and an Affiliate of the Purchaser (the “Confidentiality Agreement”) or (z) the Commercial Agreement (the information referred to in clauses (x), (y) and (z), whether disclosed or provided prior to, on or after the Closing Date, is collectively referred to as the “Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Purchaser’s investment in the Company made pursuant to this Agreement or in connection with the performance of the Commercial Agreement by the Company or Purchaser; provided that the Confidential Information shall not include information that (i) is already in the public domain, (ii) becomes part of the public domain otherwise than as a result of an unauthorized disclosure by the Receiving Party, (iii) information which is or becomes available to the Receiving Party from a third party lawfully in possession and who has the lawful power to disclose such information to the Receiving Party, and (iv) information that was independently developed by the Receiving Party, any of its Affiliates or any of their respective Representatives without reference to, incorporation of, or other use of any Confidential Information or any violation of its confidentiality obligations. Each Party, as a Receiving Party, agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that Confidential Information of the Disclosing Party may be disclosed solely (A) to the Receiving Party’s Affiliates and its and their respective Representatives on a need-to-know basis or (B) in the event that the Receiving Party, any of its Affiliates or any of its or their respective Representatives are required by applicable Requirements of Law, judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances described in this clause (B) the Receiving Party, its Affiliates and its and their respective Representatives, as the case may be, shall use reasonable efforts to provide notice to the Disclosing Party sufficiently in advance of any such disclosure so that the Disclosing Party will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure. Each Party, as a Receiving Party, further agrees that if, in the absence of a protective order, the receipt of a waiver, or any other method taken to limit, condition or quash such disclosure, the Receiving Party is, in the written opinion of its counsel, legally required to disclose any Confidential Information, then, in such event, the Receiving Party may disclose such information without liability hereunder, provided the Disclosing Party has been given a reasonable opportunity to review the text of such disclosure before it is made and that the disclosure is limited to only Confidential Information specifically required to be disclosed pursuant to the written opinion of the Receiving Party’s counsel.

(c) Section 7.2 of the Investment Agreement is hereby amended and restated to read as follows:

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(i) In the event of termination of this Agreement prior to the Closing by any party as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; provided that Section 6.19 Section 8, Sections 10 through 13 and Sections 15 through 20 shall survive such termination. No such termination shall relieve any party of any liability or damages to the other party resulting from fraud or any willful and material breach of this Agreement prior to such termination; provided that any cause of action with respect to any such breach must be brought no later than the 60th day following such termination. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that nothing contained herein shall be deemed to affect their right to specific performance in accordance with this Agreement. For purposes of this Agreement: (i) “willful and material breach” shall mean an action or omission taken or omitted to be taken that the breaching party (other than based on negligent misrepresentation or any similar theory) takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; and (ii) “fraud” shall mean common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

2. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

3. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Investment Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly stated herein. The Investment Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

4. Miscellaneous. Sections 11 (Notices, etc.), 12 (Construction), 13 (Publicity), 14 (Specific Performance), 15 (Governing Law), 16 (Waiver of Jury Trial), 17 (Expenses), 18 (Counterparts; Electronic Signatures), 19 (Severability) and 20 (Miscellaneous) of the Investment Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ROOT, INC.

By:	/s/ Daniel Rosenthal
Name: Daniel Rosenthal
Title: Chief Revenue and Operating Officer and Chief Financial Officer

[Signature Page to First Amendment to the Investment Agreement]

CARVANA GROUP, LLC

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President; Secretary

[Signature Page to First Amendment to the Investment Agreement]